AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 2003
                                                    Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                  IHEALTH, INC.
                                  -------------
                 (Name of Small Business Issuer in Its Charter)


          Delaware                          2844                 13-4204191
          --------                          ----                 ----------
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)    Classification Number)    Identification No.)


                          5499 N. Federal Hwy., Suite D
                              Boca Raton, FL 33487
                                  (561)989-3600
                            -------------------------
          (Address and Telephone Number of Principal Executive Offices)


                            Brian S. John, President
                          5499 N. Federal Hwy., Suite D
                              Boca Raton, FL 33487
                                  (561)989-3600
                         ------------------------------
            (Name, Address and Telephone Number of Agent For Service)

                        Copies of all communications to:

    Don A. Paradiso, PA                                   J. Dapray Muir
  2401 East Atlantic Blvd.                              Ruddy & Muir, LLP
         Suite 314                                 1717 K Street, NW (ste. 600)
  Pompano Beach, FL 33062                               Washington, DC 20036
 Telephone: (954) 782-5006                           Telephone: (202) 835-0566
     Fax (954) 782-4010                                  Fax (202) 337-6459

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 CALCULATION OF REGISTRATION FEE
                                               Proposed         Proposed
    Title of Each                               Maximum          Maximum
 Class of Securities          Amount to be   Offering Price     Aggregate         Amount of
  to be Registered             Registered     Per Security    Offering Price   Registration Fee
 ---------------------        ------------   --------------   --------------   ----------------
 Common Stock to be offered
 by selling stockholders       29,120,000         $.02 (1)      $  582,400          $ 47.12

 Common Stock purchase
 Warrants (Series
 A, B and C) (2)               12,080,000            -                   -                - (3)

 Common Stock underlying
 Series A Warrants (4)          2,416,000         $.25          $  604,000          $ 48.86

 Common Stock underlying
 Series B Warrants (4)          6,040,000         $.37          $2,234,800          $180.80

 Common Stock underlying
 Series C Warrants (4)          3,624,000         $.50          $1,812,000          $146.59
                                                                                    -------
 Total Registration Fee                                                             $423.37

__________

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. It is our best estimate that the market price for our shares following this registration may range from $.016 to $.02 per share.

(2) Originally issued in units with 18,120,000 of the shares referred to above.

(3) No registration fee required pursuant to Rule 457(g).

(4) Issuable upon exercise of the warrants. We are also registering such additional shares of common stock as may be issued as a result of the anti-dilution provisions contained in such securities.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS


                                  IHEALTH, INC.

                        29,120,000 Shares of Common Stock
                    12,080,000 Common Stock Purchase Warrants

         This prospectus relates to the resale by the selling stockholders of 29,120,000 shares of common stock and 12,080,000 warrants of IHealth, Inc. The company will not receive any proceeds from the sale of the shares and warrants by the selling security holders.

         The selling stockholders may sell their stock from time to time at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed to be underwriters of such shares. There is presently no public market for our shares. For purposes of determining applicable registration fees, we have estimated that sales could be effected at prices between $.016 and $.02 per share, but actual prices will be determined by the market. A broker-dealer has applied to become a market maker in our securities so that they may be quoted on the OTC Bulletin Board. It is not anticipated that any separate value will be allocated to the warrants.

         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         We have not registered the shares for sale by the selling shareholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the securities laws of the states in which sales are to occur or the existence of an exemption from registration.

         These securities are offered subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to approval of counsel, to delivery by the selling stockholders, and to certain other conditions. The selling stockholders reserve the right to reject any order for the purchase of the securities in whole or in part.

         The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement filed by IHealth Inc. with the Securities and Exchange Commission. Selling stockholders may not sell securities pursuant to this prospectus until the registration statement becomes effective.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                            ------------------------


                The date of this prospectus is ____________, 2003

                                TABLE OF CONTENTS

                                                                            Page

Prospectus Summary ............................................................3

Risk Factors ..................................................................3

Cautionary Statement Regarding Forward Looking Information ....................5

Capitalization ................................................................6

Use of Proceeds ...............................................................6

Selected Financial Data .......................................................6

Management's Discussion and Analysis or Plan of Operation .....................7

Business ......................................................................9

Management ...................................................................11

Certain Relationships and Related Transactions ...............................13

Principal Shareholders .......................................................14

Description of Securities ....................................................15

Selling Security Holders .....................................................16

Plan of Distribution .........................................................18

Other Shares Eligible for Future Sale ........................................19

Legal Matters ................................................................19

Experts ......................................................................19

Additional Information .......................................................20

Financial Statements..........................................................21

         No dealer, sales representative, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by IHealth. This prospectus does not constitute an offer of any securities other than those to which it relates, nor does it constitute an offer to sell or a solicitation of an offer to buy to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

                               PROSPECTUS SUMMARY

         IHealth Inc. is a manufacturer and distributor of sun care products sold under the brand name "TeekaTan". While we do not presently offer any other products or services, we may in the future offer other health related items, such as vitamins, minerals and aloes, and health related services and apparel. Our sun care products are registered with the U.S. Food and Drug Administration ("FDA") and comply with FDA labeling standards.

         Incorporated in April 2002, we are a development stage company with limited operating history. Our offices are located at 5499 N. Federal Highway, Suite D, Boca Raton, Florida 33487. Our telephone number is 561-989-3600. Our fiscal year end is December 31.

THE OFFERING

Common stock offered by
  selling stockholders .................29,120,000 (does not include 12,080,000 shares which may be purchased pursuant
                                        to outstanding warrants)

Warrants which may be sold
  by selling stockholders ..............warrants to purchase 12,080,000 shares

Common Stock Outstanding:
  Prior to the Offering ................71,620,000 shares
  After the Offering ...................71,620,000 shares
  After exercise of
    outstanding warrants ...............83,700,000 shares


                                  RISK FACTORS

         AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE IN NATURE AND INVOLVES A HIGH DEGREE OF RISK. THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING OUR BUSINESS BEFORE PURCHASING OUR SECURITIES.

WE ARE A NEW BUSINESS WITH LIMITED OPERATING HISTORY.

         We were recently organized and have a limited operating history. There can be no assurance that we will be able to successfully implement our business model or develop a substantial market for our products. We are subject to all the risks inherent in a start-up enterprise, and our prospects must be considered in light of the numerous risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business.

WE HAVE LIMITED REVENUES TO DATE, AND FUTURE RESULTS ARE UNCERTAIN.

         From inception in April 2002 until December 31, 2002, we did not generate any revenues, and in the first half of 2003, our revenues amounted to only $6,983, with a net loss of $(118,992). At June 30, 2003, we had an accumulated deficit of ($214,699). Our business model is dependent upon revenues generated from the sale of our TeekaTan sun care products. We cannot be sure that our business model will be successful. We have had losses since our inception, and we may never become profitable or continue as a going concern. Our accountants have indicated that our financial condition raises substantial doubt about our ability to continue as a going concern.

LACK OF CAPITAL COULD HAMPER OUR DEVELOPMENT.

         As of the date of this prospectus, we have only limited cash resources. As of June 30, 2003, we had received $169,521 from the sale of stock and $6,983 from operations, but we had expended $143,648 from inception through June 30, 2003. Accrued salaries amounted to $126,875 as of that date. Our development could be limited for lack of capital, and we could be obliged to seek additional financing. We cannot give any assurance that such funds will be available when needed, or that they would be available on terms acceptable to us.

MANAGEMENT HAS LIMITED EXPERIENCE IN THE SUN CARE INDUSTRY.

         Prior to founding IHealth, our management team had had no experience in the sun care industry. The sun care industry is highly specialized and management of the companies with whom we compete have significantly more experience than our management in sun care. This lack of experience may be detrimental to the continued implementation of our business model, the establishment of our brand, and our ability to effectively compete in our industry.

WE ARE DEPENDENT UPON THE SERVICES OF OUR PRESIDENT AND VICE PRESIDENT.

         Our success is dependent on the efforts and abilities of our founders, Brian S. John and Richard A. Miller. While we are party to an employment agreement with each of them through April 15, 2007, such contracts do not bar Mr. John or Mr. Miller from resigning; they only protect them from involuntary dismissal. Loss of the services of Mr. John or Mr. Miller from disability or otherwise could adversely effect IHealth's prospects. We do not have key man insurance on Mr. John or Mr. Miller.

BECAUSE THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, YOU MAY FIND IT DIFFICULT OR IMPOSSIBLE TO SELL OUR SHARES.

         There is no public market for our common stock, and there can be no assurance that a public market will ever be established. Absent a public market for our common stock, purchasers will face significant obstacles if they wish to resell the shares. An investment in our shares should therefore be considered illiquid. In the future we may attempt to establish a public market for our common stock. Program Trading, a full service brokerage firm in Boca Raton, Florida, has filed an application to quote our common stock on the OTC Bulletin Board. This application is presently pending, but we do not know when or if the application will be approved. Even if a public market is established, it is unlikely a liquid market will develop. Because of our relatively small size and limited revenues, the investment community may show little or no interest in our securities and investors may not be readily able to liquidate their investment, if at all.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY, AND WE CANNOT GUARANTEE THAT WE CAN SUCCESSFULLY COMPETE.

         The sun care industry is very competitive, and we will be competing with a number of established companies including Hawaiian Tropic, Coppertone, Panama Jack, and Banana Boat. We are at a competitive disadvantage in attracting retailers and new customers due to our relatively small size and the limited scope of our product lines. Our competitors are larger and more diversified than IHealth, and have greater financial resources. We cannot predict the degree of success, if any, with which we will meet competition in the future.

IT IS LIKELY WE WILL NEED ADDITIONAL CAPITAL WITH WHICH TO FUND OUR OPERATIONS. WE MAY NOT BE ABLE TO OBTAIN SUCH CAPITAL ON ACCEPTABLE TERMS.

         The implementation of our business plan will require us to seek additional capital. It is likely we will seek such capital through the issuance of long-term or short-term indebtedness or the issuance of equity securities in a public offering or private transactions. The exercise of the company's outstanding warrants would provide $4,650,800 of additional capital to fund our operations, but it is unlikely any such warrants will be exercised until the market price for IHealth's shares is substantially higher than the exercise prices, which range from $.25 to $.50 per share. Accordingly, there is no assurance that any of such warrants will ever be exercised. If we raise additional capital through the issuance of debt, we would incur increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, our existing shareholders could experience significant dilution, and their percentage ownership would be reduced. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that acceptable financing can be obtained on suitable terms, if at all. If we are unable to obtain additional financing, our ability to implement our plan of operation will be materially and adversely affected.

USE OF BORROWED FUNDS FOR BUSINESS GROWTH WILL INCREASE RISK.

         We may in the future seek to borrow monies from banks or other lenders, and to purchase inventory on terms. In that event, the company will become subject to increased risks. Investors should be aware that the use of borrowed monies could result in substantial interest expense and the company's assets being mortgaged and possibly foreclosed.

MANAGEMENT WILL CONTINUE TO CONTROL THE COMPANY.

         Our company's officers presently own 59.3% of IHealth's outstanding stock, and the sale of all the shares described in this prospectus will not change their percentage. Accordingly, they will be able to elect all the company's directors should they so choose.

PENNY STOCK REGULATIONS

         In the event we establish a public market for our common stock, and the trading price for such stock is less than $5.00 per share, our common stock would be considered a "penny stock". In that event, trading would be subject to the requirements of Rule 15g-9 under the Securities Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

         SEC regulations also require additional disclosure in connection with any trades involving a "penny stock", including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. On account of these factors, a market in our common stock may never develop.


           CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

         Some of the information in this prospectus may contain forward-looking statements. These statements can be identified by the use of forward-looking words such as "may," "will," "expect," "anticipate," "estimate," "continue", or similar words. These statements discuss future expectations, contain projections of results of operations or financial conditions, or state other "forward-looking" information. When considering such forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors noted in this section could cause our actual results to differ materially from those contained in any forward-looking statement.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of June 30, 2003. The table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus. (This table does not reflect the sale of 10,000,000 shares of stock to two private investors in September/October 2003 for which we received $100,000; nor does it give effect to the issuance of up to 12,080,000 shares issuable upon the exercise of currently outstanding warrants.)

                                                           June 30, 2003
                                                            (unaudited)
                                                           -------------
         Total assets ..................................     $  85,539

         Current liabilities ...........................     $ 130,717

         Stockholder's equity (deficit) ................     $ (45,178)

         Common stock, $.0001 par value,
         200,000,000 shares authorized,
         60,620,000 shares issued and
         outstanding ...................................     $   6,062

         Additional paid-in capital ....................     $ 163,459

         Accumulated deficit ...........................     $(214,699)
                                                             ---------
         Total stockholder's equity (deficit) ..........     $ (45,178)
                                                             =========


                                 USE OF PROCEEDS

         IHealth will not receive any proceeds from the sale of shares by the selling security holders.


                             SELECTED FINANCIAL DATA

         The following summary of our financial information has been derived from the financial statements that are included in this prospectus. (This summary does not reflect the sale of 10,000,000 shares of stock to two private investors in September/October 2003 for which we received $100,000.)

STATEMENT OF OPERATIONS DATA:

                                   April 20, 2002          Six Months Ended
                                (inception) through         June 30, 2003
                                 December 31, 2002           (unaudited)
                                 -----------------         ----------------
Net sales .......................   $        0               $    6,983
Operating expenses ..............   $   95,202               $  121,773
Net loss ........................   $  (95,707)              $ (118,992)
Net loss per weighted average
   shares outstanding ...........   $    (.003)              $    (.002)
Weighted average common
   shares outstanding ...........   33,417,671 (1)           58,495,000
__________

(1) The references to the number of shares of stock authorized, issued, or outstanding have been stated as though the increase in IHealth's authorized stock effected by the amendment to its charter filed February 19, 2003, had been effective from inception.

BALANCE SHEET DATA:
                                                           June 30, 2003
                                 December 31, 2002          (unaudited)
                                 -----------------         -------------

Current assets ..................    $  71,366               $  82,397
Current liabilities .............    $  79,375               $ 130,717
Working capital (deficit) .......    $  (8,009)              $ (48,320)
Total assets ....................    $  72,168               $  85,539
Total liabilities ...............    $  79,375               $ 130,717
Total stockholders' equity ......    $  (7,207)              $ (45,178)


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The following discussion should be read together with the information contained in the financial statements and related notes included elsewhere in this prospectus.

CRITICAL ACCOUNTING POLICIES

         We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis or Plan of Operations where such policies affect our reported and expected financial results. For a detailed discussion on the application of these and other accounting policies, see the Notes to the December 31, 2002 Financial Statements. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

REVENUE RECOGNITION

         Revenue is recognized on sales of products when the customer receives title to the goods, generally upon delivery. Revenue is recorded on a gross basis, since the Company is responsible for fulfillment, including the acceptability of the products and services ordered by the customer.

START-UP COSTS

         Costs of start-up activities, including organization costs, are expensed as incurred, in accordance with Statement of Position (SOP) 98-5.

PROVISION FOR SLOW MOVING AND OBSOLETE INVENTORY

         The Company writes down its inventory for estimated unmarketable inventory or obsolescence equal to the difference between the cost of inventory and the estimated market value based on assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

ACCOUNTS RECEIVABLE; ALLOWANCE FOR DOUBTFUL ACCOUNTS

         The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

PLAN OF OPERATION

         From inception in April 2002 through June 30, 2003, we have generated $6,983 in revenues. These revenues derived from sales of our TeekaTan sun care products. Other activities have been limited to development of a business plan, launching our TeekaTan product line, and development of our advertising plan.

         To date, we have funded our operations through the sale of common stock and warrants to 40 accredited investors. The proceeds from such sales amounted to $269,521 through October 5, 2003. Over the next 12 months, we plan to increase our inventory of existing and new sun care products, and focus on marketing, including development of an advertising plan. During the next 12 months we anticipate hiring approximately two additional employees.

         Implementation of our business plan will require additional capital. While we are unable to predict at this time the exact amount that will be required, the raising of such capital will involve the sale of equity or debt securities. As described below, we currently have no commitments to provide us with any additional working capital. If we do not have sufficient working capital to implement our plan of operation, it is likely that we will be required to cease operations. As a result of this uncertainty, persons who cannot afford a complete loss of their investment should not purchase our securities.

LIQUIDITY AND CAPITAL RESOURCES

         Our working capital deficit at June 30, 2003, was $(48,320), but in September/October, 2003, we received an additional $100,000 of investment from two unrelated investors. The deficit has mainly been the result of accrued salaries. There is no commitment to commence paying such salaries or to pay accrued salaries at a specific time in the future; they will continue to accrue until such time as our board of directors determines that our cash resources are sufficient to pay them. With no obligation to pay such salaries at this time, we believe our cash resources are sufficient to continue operations.

         Net cash flow from operating activities for the period April 20, 2002 (inception) to June 30, 2003 was $(99,446), which amount includes $126,875 of accrued salary for senior management. Investment in computer equipment and software amounted to $962 in 2002 (April 20, 2002, inception, through December 31, 2002) and $2,500 in the first half of 2003.

         Over the next 12 months, we anticipate that we will require approximately $25,000 for working capital, particularly for increasing our inventory of existing and new products, for salaries and wages, and for increased marketing and advertising. Our working capital is not presently sufficient to hire additional employees, purchase additional equipment, increase our levels of inventory, or otherwise pursue our business plan. As described above, we intend to seek additional capital in the private and/or public equity markets to implement our plan of operation. We do not have any commitments from any holders of our outstanding warrants to exercise the warrants, and we cannot assure you that they will ever be exercised. In addition, we have no commitments from any third parties to provide additional equity or debt funding to us, and we cannot guarantee you that we will be successful in locating such additional funding.

         If we seek additional funds through the issuance of equity securities, existing stockholders may experience significant dilution. Further, we may not be able to obtain additional financing when needed or on terms favorable to our stockholders or us. Because we have no commitment for additional capital, we cannot guarantee you that we will be successful in raising such additional funds as we may need to fund our operations until such time, if ever, as we generate sufficient revenues to fund our working capital needs. If we are unable to raise sufficient working capital when and as needed, we could be required to cease operations.

         The report of our independent auditors on our financial statements as of December 31, 2002 contains an explanatory paragraph expressing uncertainty with respect to our ability to continue as a going concern. We are not generating significant revenues to fund operations, and had an accumulated deficit of ($214,619) at June 30, 2003. We anticipate that our use of cash will be substantial for the foreseeable future, and could exceed our cash flow from operations during the next 12 months and thereafter. We plan to raise the additional cash required through the issuance of equity and/or debt securities. There can be no assurance, however, that such financing will be available on terms satisfactory to management. If we do not obtain additional financing, we will be unable to continue to implement our business plan and may be required to cease operations.


                                    BUSINESS

         IHealth Inc. plans to be a marketer and retailer of a broad line of high quality, value-priced sun care products in the United States and internationally. All the company's sun care formulations are registered with the FDA and comply with FDA labeling standards. While we do not presently offer any other products or services, we may in the future offer additional health related items, such as vitamins, minerals, and aloes, and health related services and apparel.

         We presently distribute sunscreen lotions affording "moderate" protection, and one which provides "high" (SPF 45) protection. We also sell a tanning lotion, an aloe vera sun cooling gel, and an SPF 30 lip balm.

         We were organized under the laws of Delaware in April 2002. Our principal executive offices are located at 5499 N. Federal Hwy., Suite D, Boca Raton, Florida 33487, and our telephone number is (561) 989-3600. Our fiscal year end is December 31.

MANUFACTURE; NO INDEPENDENT RESEARCH OR DEVELOPMENT

         Like many other cosmetics companies, we buy our product from an established manufacturer. The formulas for our products are owned by the manufacturer which provides all testing required by the FDA. The manufacturer affixes our labels after review for FDA compliance, and ships the product to us for distribution.

         All our products are developed and tested by our manufacturer; we do not have an independent program of research or product development.

MARKETS AND MARKETING

         We intend to market our products to drug stores, supermarkets, surf shops and other retail outlets, especially in sunnier geographic regions such as the Southwest United States and Florida. To date and for the immediate future, our sales efforts will be focused on Florida. We will seek to distribute to such stores on a consignment or guaranteed sale basis. Consignment sales permit a retail establishment to return any product not sold; guaranteed sales require the retailer to pay for all product within 30 days.

         We will also seek to sell over the Internet. We maintain a website ("www.TeekaTan.com") and have already made one sale to a customer who had first purchased our product from a store in Florida. (The information contained on our website is not part of this prospectus.)

         Our products are subject to some seasonality. In Florida, the market for sun care products is greatest in the fall and winter months, coinciding with the arrival of out-of-state visitors.

COMPETITION

         Sun care sales in Florida are dominated by six brands: Coppertone, Banana Boat, Hawaiian Tropic, Neutrogena, Australian Gold, and Private Label. As a group, these brands accounted for 82.6% of sales in Florida in 2002 and slightly more in 2003. Management believes such concentration is the case in most markets in the United States.

         While we are a new company and relatively insignificant in the sun care industry, we believe we can compete on the basis of price, offering retailers higher profit margins, and by selling on consignment, which larger companies are reluctant to do. We also believe that customers on vacation expect to see brands different from those to which they are accustomed, which will facilitate market entry.

         We are presently working on an advertising plan which will include both print advertising and further development of our Internet website.

THE SUN CARE INDUSTRY

         With greater awareness of the dangers of ultra violet radiation, sales of sun care products have witnessed good growth in the United States in recent years. Expose, an industry specific electronic magazine published at www.ecrm-online.com/Expose/V7-1V7-1-contents.asp, citing various market research sources, reports that U.S. sales of sun protection products reached $635 million in 2001, up from $479 million in 1996, a compound annual growth rate of 5.8%.
Citing another research group, it reports that sunscreen and sunblock sales amounted to $293 million in the 52 week period ending May 17, 2003, an increase of 3% over the previous 52 week period; sunscreen and sunblock products with an SPF rating of 15 or higher are expected to approach $400 million in 2005. In light of continuing efforts by government and industry to increase consumer education levels about the importance of sun protection, we believe the market for sun care products will continue to grow.

INTELLECTUAL PROPERTY

         To protect our rights to intellectual property, we plan to rely on a combination of trademark, copyright law, trade secret protection, confidentiality agreements, and other contractual arrangements with our employees, suppliers, and others. We have applied for registration of our trademark, but our application is still pending.

         These steps may not be adequate to deter misappropriation of our proprietary information. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Effective trademark, copyright and trade secret protection may not be available in every country in which we may offer our products. Failure to adequately protect our intellectual property could harm our brand, devalue our proprietary content, and affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could adversely affect our business, results of operations, and financial condition.

         Although we do not believe any of our products or trademarks infringe on the intellectual property rights of others, other parties may assert infringement claims against us or claims that we have violated a patent or infringed a copyright, trademark, or other proprietary right belonging to them. Such claims, even if not meritorious, could have an adverse impact on our operations and financial condition.

GOVERNMENT REGULATION

         The U.S. Food and Drug Administration ("FDA") regulates the ingredients which may be used in suntan lotions, their combination, and their concentration, for both safety and effectiveness. The FDA also sets standards for rating sunscreens' effectiveness in blocking UV rays.

         All sunscreens are required to have an "SPF" number on the label (SPF stands for "Sun Protection Factor"). A higher number means it protects longer. Products with an SPF of 2 to 11 are deemed to provide minimal sun protection; products with an SPF of 12 to 30 are deemed to be moderate sun protection products, and those with SPF values of 30 or above are deemed to be high sun protection products. The SPF value is determined by testing on 20 to 25 live humans, using a solar simulator. Our manufacturer assures us that the lotions and cremes which it supplies us have all been tested and meet FDA requirements.

         In addition to the SPF value, labeling must identify active and other ingredients, indications for use, certain warnings (as for example exposure to eyes), directions for use, and specific information if it is claimed to be "water resistant". FDA regulations prescribe both the information to be presented and the format for such presentation. We believe our labeling meets all such requirements.

         The manufacture of FDA regulated sunscreens must be performed in approved facilities. We are advised that our manufacturer has all required approvals.

POLICY WITH RESPECT TO ACQUISITIONS

         While we have not identified any company for acquisition, and have not commenced any negotiations for any acquisition, it is our policy to seek to acquire other small sun care businesses.

EMPLOYEES

         As of the date of this prospectus, our three officers, Brian John, Richard Miller, and Frank Benedetto, are our only employees. All work for our company full-time.

Property

         At the present time, we share approximately 2,500 square feet of office space with Mirador Consulting, Inc., an affiliate of Messrs. John and Miller. We pay $1,000 per month for the use of such space on a month to month basis. We believe this space is sufficient to meet our current needs.

LEGAL PROCEEDINGS

         We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates a party adverse to us in any legal proceeding.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names, positions held and ages of our executive officers and directors. All directors serve for one year and until their successors are elected and qualify. Officers are elected by the board of directors and their terms of office are at the discretion of the board.

 Name                       Age               Position
 ----                       ---               --------

 Brian S. John               35               President, CEO and director

 Richard A. Miller           35               Vice-President and director

 Frank V. Benedetto, Jr.     32               Secretary, treasurer and director

         Brian S. John has been an officer and director of IHealth since its inception. He is also president of Mirador Consulting, Inc., a corporate consulting firm in Boca Raton, Florida, which he founded in 2001. Mirador is the firm with which IHealth shares space. From May 2001 to March 2002, he served as vice president and director of Disease Sciences, Inc.; in March 2002 that company was sold. From March 1998 until December 2000, when he co-founded Disease Sciences, Mr. John was sales manager for International Internet, working particularly for its CigarCigar.com / StogiesOnline.com division. From December 1996 until March 1998, he was a stockbroker with various brokerage firms, most recently at GKN Securities, where he held both a Series 7 and a Series 63 license. From May 1991 until April 1996, Mr. John served as northeast area sales director for Dine-A-Mate, Inc., an entertainment and dining guide that was later acquired by CUC International. Mr. John studied Liberal Arts at Kutztown State University, Kutztown, Pennsylvania, from 1986 until 1991.

         Richard A. Miller has served as vice president and a director of IHealth since April 2002. He also serves as corporate secretary of Mirador Consulting, Inc., with whom iHealth shares space. From 1997 to 2001, Mr. Miller served as a consultant to various broker dealers in the securities industry (most recently, Pacific Continental Securities, in New York City), helping to train brokers and serve and maintain investment banking clients. In 1998, he was a recruiting manager for Robert Haft International in New York City and from 1997 to 1998, he was a broker for VTR Capital in New York. Mr. Miller received a B.S. in Marketing from the State University of New York at Oswego in 1990.

         Frank V. Benedetto Jr. is Secretary, Treasurer and Director of IHealth. From 1994 to 2001, Mr. Benedetto was a registered representative at various securities firms, most recently with National Securities in Boca Raton (April 2001 to September 2001) and First Liberty Securities in Fort Lauderdale, Florida (September 2000 to April 2001), and with Joseph Charles in Boca Raton, Florida (1999-2000). From 1996, he served as president of Skyline Limousine, which he sold in 1997. Mr. Benedetto graduated from Lynn University in Boca Raton in 1994 with a B.S. in behavioral sciences.

EMPLOYMENT AGREEMENTS

         We have employment contracts with our president, Brian John, and with our vice president, Richard Miller, which extend through April 15, 2007. Our contracts with Messrs. John and Miller call for salaries of $50,000 each for the year ending April 15, 2004, $75,000 each for the year ending in 2005, $100,000 each for the year ending in 2006, and $150,000 for the year ending in 2007. Such contracts may be terminated by the company with or without cause on 30 days' notice. In the event Mr. John or Mr. Miller voluntarily resign or are dismissed for cause, their compensation ceases as of the date of termination, but their rights to any other compensation benefits (such as stock options, if any) would be governed by the terms of such plan.

EXECUTIVE COMPENSATION IN 2002

         The following table sets forth information relating to all compensation awarded to, earned by, or paid by us to executive officers during the period of April 20, 2002 (inception) to December 31, 2002. No officer earned more than $100,000 in 2002.

SUMMARY COMPENSATION TABLE

Name and Principal Position                  Year                 Compensation
----------------------------                ------                ------------
Brian S. John, President                    2002(1)                  $25,000
Richard A. Miller, Vice President           2002(1)                  $25,000
Frank Benedetto Jr.                         2002(1)                  $25,000

(1) Substantially all our officers' salaries have been accrued since inception, and will continue to be accrued until cash flow permits payment in whole or in part. As of June 30, 2003, accrued salaries amounted to $126,875.

DIRECTOR COMPENSATION

         Members of our board of directors do not receive compensation for serving in such positions.

NO OPTIONS GRANTED TO OFFICERS OR DIRECTORS

         No options to purchase shares of our common stock have been granted to any officer or director of IHealth since inception.

NO STOCK OPTION OR LONG TERM INCENTIVE PLANS

         We do not currently have any stock option plan or long term incentive plan ("LTIP").

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

         Section 145 of the Delaware General Corporation Law provides for indemnification of our company's officers, directors, employees and agents. Complete disclosure of this statute is provided in Part II of the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part. This information can be examined as described in "Further Information" below.

         Our Certificate of Incorporation provides that our directors are protected from personal liability to the fullest extent permitted by law.
Article VII of our bylaws provides that the company will indemnify its officers as well as directors, to the fullest extent permitted or authorized by the Delaware General Corporation Law against all expenses, liabilities, fines and losses arising out of such person's status as a director, officer, agent, employee or representative. Our bylaws also provide that IHealth will advance any expenses incurred by an officer or director in defending a civil or criminal proceeding, provided such person agrees to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling IHealth pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following reflects certain transactions and relationships between the company and management.

INITIAL STOCK TRANSACTIONS

         Incident to IHealth's organization and initial financing, 42,500,000 shares of common stock were issued to the company's initial directors at $.0001 per share (par value).

Of these, 15,000,000 were issued to Mr. Brian John, our company's president, 15,000,000 were issued to Mr. Richard Miller, a vice president, and 12,500,000 were issued to Mr. Frank Benedetto, our secretary/treasurer. At the time of such issuance, IHealth had no other stockholders.

USE OF SPACE

         We utilize approximately 1,500 square feet of space at the offices of Mirador Consulting, Inc. in Boca Raton, Florida, for which we pay $1,000 per month. Both our president, Mr. John, and our vice president, Mr. Miller, are officers of Mirador Consulting. There is no written lease agreement, and it is anticipated that we will move to our own offices when cash flow permits.

ACCRUED SALARIES

         As pointed out above, our three officers had accrued salaries as of June 30, 2003, in the amount of $42,292 each. It is intended that such salaries will continue to be accrued until our cash flow permits us to make current payments. Payment of the amounts theretofore accrued will be deferred until our assets are sufficient to permit payment without interfering with our operations or financing.

NO COMMISSIONS FOR MANAGEMENT INCIDENT TO THIS OFFERING

         No commissions will be paid to officers or directors of the company in connection with this offering.


                             PRINCIPAL SHAREHOLDERS

         As of the date of this prospectus, there were an aggregate of 71,620,000 shares of common stock issued and outstanding. The following table sets forth, as of the date hereof, information known to us relating to the beneficial ownership of shares of common stock by:

         * each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;

         *  each director;

         *  each executive officer; and

         *  all executive officers and directors as a group.

Except as otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

         Under applicable securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from the date of this prospectus upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him or her (but not those held by any other person) which are exercisable within 60 days of the date of this Prospectus, have been exercised or converted.

Name and Address of                                              Percentage
 Beneficial Owner                    Amount owned(1)             of Class
-------------------                  ---------------             ----------
Brian S. John                          15,000,000                   20.9%
5499 N. Federal Hwy. (ste. D)
Boca Raton, FL 33487

Richard A. Miller                      15,000,000                   20.9%
5499 N. Federal Hwy. (ste. D)
Boca Raton, FL 33487

Frank V. Benedetto                     12,500,000                   17.5%
5499 N. Federal Hwy. (ste. D)
Boca Raton, FL 33487

James McKay                             5,000,000(2),(3)             7.0%
PMB 6, Townsville Mall Centre
Queensland, 4816 Australia

Michelle Serenberg                      5,000,000                    7.0%
9907 Moss Pond Drive
Boca Raton, FL 33496

James E. Simmons                        5,000,000                    7.0%
7804 Virginia Lane
Falls Church, VA 22043

All Officers and Directors             42,500,000                   59.3%
As a Group (3 persons)
___________

(1) All shares are owned beneficially and of record by the person or persons indicated, except as indicated in the succeeding notes.

(2) Includes 2,000,000 shares which may be purchased by exercise of Series A, B and C Warrants at any time before July 26, 2007.

(3) Includes 2,250,000 shares and 1,500,000 warrants registered in the name of Mr. McKay's wife and/or children.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 200,000,000 shares of common stock, $.0001 par value per share. As originally filed, our charter authorized the issuance of 2,000 shares, par value $.01 per share. Between inception and February 19, 2003, the Company issued 13,070,000 shares of its common stock. Insofar as the number issued exceeded the number authorized, such issuance was subject to amendment of the Company's charter. On February 19, 2003, the Company's charter was amended to authorize the issuance of 200,000,000 shares, par value $.0001 per share. In September 2003, all investors who had purchased shares before February 19, 2003, were offered the opportunity to rescind their investment, but all but one of such investors elected not to do so and waived any claim against the company on account of such issuance. All references in this prospectus to the number of shares authorized, issued, or outstanding have been stated as though such increase in IHealth's authorized stock had been effective from inception.

         As of the date of this prospectus, there are 71,620,000 shares of common stock issued and outstanding. Our charter does not authorize the issuance of preferred stock, and no such shares have been issued or are outstanding.

COMMON STOCK

         Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights and holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share pro rata in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

         Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

         As of the date of this prospectus, IHealth had 43 stockholders, 37 of whom also held warrants.

WARRANTS

         We have issued and outstanding warrants to purchase a total of 12,080,000 shares of our common stock, including:

      * Series A warrants to purchase up to 2,416,000 shares at an exercise price of $0.25 per share,

      * Series B warrants to purchase up to 6,040,000 shares at an exercise price of $0.37 per share,

      * Series C warrants to purchase up to 3,624,000 shares at an exercise price of $0.50 per share.

Other than the exercise price, all series of the warrants are identical. The warrant exercise price will be subject to adjustment in the event of stock splits, dividends and similar events.

         The Series A, B and C warrants expire on July 26, 2007. We may call any warrant series or all of the warrants at any time upon 15 days prior written notice at a call price of $.0001 per share, but only if the average closing rice of our common stock should be at or above $1.00 per share for 10 consecutive trading days. Warrant holders will have this 15 day period during which to exercise the warrants so called. In the event the warrants which have been called are not exercised during the 15 day period, the warrant holder will receive the call price and the warrants will expire.

         None of the foregoing warrants have been exercised as of the date hereof.

DIVIDEND POLICY

         No dividends have been paid on the shares of our common stock, and we do not anticipate the payment of cash dividends in the foreseeable future. We anticipate that, for the foreseeable future any profit we report will be devoted to our future operations and that cash dividends would not be paid to our shareholders.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Florida Atlantic Stock Transfer, 7130 Nob Hill Road, Tamarac, Florida 33321. Its telephone number is (954) 726-4954.


                            SELLING SECURITY HOLDERS

         The following table sets forth

         *  the name of each selling security holder,

         *  the number of shares owned, and

         * the number of shares being registered for resale by each selling security holder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.

         All of the securities owned by the selling security holders may be offered hereby. Because the selling security holders may sell some or all of the shares and/or warrants owned by them, and because there are currently no agreements, arrangements or understandings with respect to any such sales, no estimate can be given as to the number of shares or warrants that will be held by the selling security holders upon termination of any offering made hereby. If all the securities offered hereby are sold, the selling security holders will not own any shares or warrants after the offering.

 Name of                       Number of       Number of       Number of
 selling                       shares          warrants        shares which may
 security holder               owned           owned           be offered(1)
 ------------------------      ----------      ----------      ----------------
 Richard Alberti ........         300,000         200,000         500,000
 Robert Bauer ...........         150,000         100,000         250,000
 Phillip Bischof ........         600,000         400,000       1,000,000
 Patrick Blees ..........         150,000         100,000         250,000
 Bob Bralley ............         150,000         100,000         250,000
 Darrell L. Brubaker(2) .       1,600,000       1,066,666       2,666,666
 Brubaker Grain (3) .....         500,000         333,333         833,333
 CFO Consulting
   Services, Inc.(4) ....       1,000,000              --       1,000,000
 John P. Christensen ....         500,000         333,333         833,333
 Maurice & Reinaldo Costa       1,000,000         666,667       1,666,667
 James W. Coughlin ......         300,000         200,000         500,000
 Raymond S DeMarco Jr ...         150,000         100,000         250,000
 Anne DeVore ............         150,000         100,000         250,000
 Brian Donohue ..........         150,000         100,000         250,000
 Leonard Doorn ..........         300,000         200,000         500,000
 David J. Gabauer .......         300,000         200,000         500,000
 James Gabauer ..........         450,000         300,000         750,000
 GSII Corporation .......         150,000         100,000         250,000
 Frank Haberstroh .......         150,000         100,000         250,000
 Alfredo Hernandez ......         300,000         200,000         500,000
 Donnie Hoffard .........         150,000         100,000         250,000
 Gordon & Colleen Johnson       2,000,000       1,333,333       3,333,333
 Kurt Johnson ...........         150,000         100,000         250,000
 Leonard A. Kayafas .....         150,000         100,000         250,000
 Randall Loper ..........         150,000         100,000         250,000
 Rita Loper .............         150,000         100,000         250,000
 Mark & Lauri Martinez ..         150,000         100,000         250,000
 James McKay(5) .........       3,000,000       2,000,000       5,000,000
 James Olsen ............       1,000,000         666,667       1,666,667
 On-Line Obituary Service         150,000         100,000         250,000
 Richard Rodeman ........         300,000         200,000         500,000
 Michelle Serenberg .....       5,000,000              --       5,000,000
 James E. Simmons.. .....       5,000,000              --       5,000,000
 Arlene Solomon .........         270,000         180,000         450,000
 Mark Solomon ...........       2,100,000       1,400,000       3,500,000
 Rakesh Taneja ..........         150,000         100,000         250,000
 Edward Winders .........         300,000         200,000         500,000
 Gary B Wollan ..........         150,000         100,000         250,000
 John Younts ............         150,000         100,000         250,000
 Herman J. Zwald ........         300,000         200,000         500,000
                               ----------      ----------      ----------
                               29,120,000      12,080,000      41,200,000
___________

(1) Includes 12,080,000 shares which may be acquired by exercise of the outstanding Series A, B and C Warrants.

(2) Does not include the 500,000 shares and 333,333 warrants owned by Brubaker Grains, which company is controlled by Mr. Brubaker.

(3) Does not include the 1,600,000 shares and 1,066,666 warrants owned by Mr. Brubaker, who controls Brubaker Grains.

(4) Issued to CFO Consulting Services, Inc. in consideration of consulting services.

(5) Includes 2,250,000 shares and 1,500,000 warrants registered in the name of Mr. McKay's wife and/or children.

         Except for CFO Consulting Services, Inc., which has served as a financial consultant to the company, none of the selling security holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.


                              PLAN OF DISTRIBUTION

         Selling stockholders (and their respective pledgees, donees, assignees and other successors-in-interest) may from time to time sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded, or in transactions with market makers, or with private investors. No selling stockholder is obliged to sell any of his or her shares described in this prospectus, and the price which he or she determines to accept is entirely in his or her discretion. Our common stock is not presently traded on any market or securities exchange, although a market maker has filed an application for us to become eligible for quotation on the OTC Bulletin Board in the future.

         Sales of stock by selling stockholders will typically involve one of the following:

      * Sales in the over-the-counter market, sometimes reported in the "pink sheets", or on an exchange on which our shares may be in the future be listed, or through sales to underwriters who acquire the shares for their own account and resell them in one or more transactions, or through brokers acting as principal or agent;

      * Sales in transactions other than on an exchange or in the over-the-counter market, including sales through brokers acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by a selling stockholder to its partners or members subject to rules relating to sales by affiliates; or

      * Transfers in exchange for securities issued by companies other than ours.

         Sales may be effected by other means, which can be explained by registered broker dealers, accountants, or attorneys, and after registration the shares may be used for margin or otherwise pledged, optioned, sold short, or otherwise subjected to contracts with others. Selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory. We cannot assure that all or any of the selling stockholders' shares will be sold by the selling stockholders or any of them.

         Selling stockholders and any brokers, dealers, or agents effecting the sale of any of the shares described in this prospectus may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders may retain an underwriter to assist in the sale of their shares, but we are not aware that any selling stockholder has entered into any agreement with an underwriter. If we become aware of any such arrangements in the future, we would be required to amend this prospectus to describe such arrangements.

         We have agreed to pay all fees and expenses incident to the registration of the shares (estimated at $35,000), but we are not responsible for brokerage commissions or underwriter discounts. We have also agreed to qualify or register the selling stockholders' shares, and pay any fees incident to such qualification or registration in such states as a selling stockholder may reasonably request, provided we are not required to execute a general consent to service of process or to qualify as a foreign corporation to do business in such jurisdiction.

         The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to the provisions of the Securities Exchange Act of 1934 and the rules and regulations under that act, including Regulation M. These provisions may restrict certain activities of selling stockholders (and their assignees and other successors in interest) and limit the timing of purchases and sales of their shares. Under Regulation M, persons engaged in a distribution of securities are prohibited form simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. These limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, and their transferees and assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the selling stockholder or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.


                      OTHER SHARES ELIGIBLE FOR FUTURE SALE

         At the date of this prospectus, there are 71,620,000 shares of common stock issued and outstanding and warrants to purchase an additional 12,080,000 shares, all of which are restricted securities. Of the shares outstanding, 29,120,000 are currently eligible for resale pursuant to this prospectus. The remaining shares, which are owned by our officers and directors, are eligible for sale under Rule 144. In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration up to one percent of our then outstanding common stock within a three month period. Provided they are not "affiliates" of the company, shareholders who have owned their shares for at least two years may sell them without volume limitation or the need for our reports to be current.

         We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.


                                  LEGAL MATTERS

         The validity of the securities offered by this prospectus will be passed upon for us by Don A. Paradiso P.A., 2401 East Atlantic Blvd. Suite 314 Pompano Beach, FL 33062.


                                     EXPERTS

         The financial statements of IHealth, Inc. as of December 31, 2002, and for period from April 20, 2002 (inception) through December 31, 2002, incorporated in this prospectus have been audited by Radin Glass & Co. LLP., independent certified public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

                             ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations.

         For further information concerning IHealth and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement. The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

         The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the SEC's regional offices located at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our registration statement and other filings made with the SEC through EDGAR will be publicly available through the SEC's Internet site, http//www.sec.gov.

         Following the effective date of the registration statement relating to this prospectus, we intend to furnish our shareholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

         Until _________, 2003 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  IHealth Inc.
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS
                       for periods ended December 30, 2002
                                and June 30, 2003


                                TABLE OF CONTENTS


Report of Independent Auditors with respect to
period ended December 31, 2002 ............................................   22

Balance Sheet as of December 31, 2002 .....................................   23

Statement of Operations for period April 20, 2002
(Inception) through December 31, 2002 .....................................   24

Statement of Changes in Stockholders' Deficit for
period April 20, 2002 (Inception) through December 31, 2002 ...............   25

Statement of Cash Flows for period April 20, 2002
(Inception) through December 31, 2002 .....................................   26

Notes to Financial Statements for period April 20,
2002, (Inception) through December 31, 2002 ...............................27-30

Balance Sheet as of June 30, 2003 (unaudited) .............................   31

Statement of Operations for periods ended
June 30, 2003 (unaudited) .................................................   32

Statement of Changes in Stockholders' Deficit for
period April 20, 2002 (Inception) to June 30, 2003 (unaudited) ............   33

Statement of Cash Flows for periods ended June 30,
2003 (unaudited) ..........................................................   34

Notes to Financial Statements for period June 30, 2003 ....................35-36

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders
IHealth Inc.


We have audited the accompanying balance sheet of IHealth Inc. (A Development Stage Enterprise) as of December 31, 2002, and the related statement of operations, changes in stockholders' deficit and cash flows for the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IHealth Inc. as of December 31, 2002 and the results of its operations and its cash flows for the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that IHealth, Inc. will continue as a going concern. The Company is not sufficiently capitalized for its business plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should the Company be unable to continue as a going concern.

                                       Radin Glass & Co., LLP
                                       Certified Public Accountants

March 18, 2003 AND
September 26, 2003
As To Note 8.

                                  IHealth Inc.
                        (A Development Stage Enterprise)
                                  Balance Sheet
                                December 31, 2002
________________________________________________________________________________


                                     ASSETS

CURRENT ASSETS
    Cash ...........................................................  $  71,366


Property and equipment, net ........................................        802
                                                                      ---------

         TOTAL ASSETS ..............................................  $  72,168
                                                                      =========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accrued payroll ................................................  $  74,375
    Other liabilities ..............................................      5,000
                                                                      ---------

         TOTAL CURRENT LIABILITIES .................................     79,375
                                                                      ---------

COMMITMENTS AND CONTINGENCIES ......................................          -

STOCKHOLDERS' DEFICIT
    Common stock, $.0001 par value authorized 200,000,000 shares,
         56,370,000 shares issued and outstanding ..................      5,637
    Additional paid-in capital .....................................    133,063
    Stock subscription receivable ..................................    (50,200)
    Accumulated deficit during development stage ...................    (95,707)
                                                                      ---------

         TOTAL STOCKHOLDERS' DEFICIT ...............................     (7,207)
                                                                      ---------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ...............  $  72,168
                                                                      =========

                       See Notes to Financial Statements

                                  IHealth Inc.
                        (A Development Stage Enterprise)
                             Statement of Operations
       For the Period April 20, 2002 (Inception) through December 31, 2002
________________________________________________________________________________


REVENUES ..................................................        $          -

OPERATING EXPENSES
    Cost of revenues ......................................                 595
    General and administrative expenses ...................              95,042
    Depreciation ..........................................                 160
                                                                   ------------

    TOTAL OPERATING EXPENSES ..............................              95,202
                                                                   ------------

    OPERATING LOSS ........................................             (95,797)
                                                                   ------------

    OTHER INTEREST INCOME .................................                 (90)
                                                                   ------------

    Net loss before income taxes ..........................             (95,707)
                                                                   ------------

    Income Taxes ..........................................                   -

    NET LOSS ..............................................        $    (95,707)
                                                                   ============

Weighted average number of common shares
    outstanding ...........................................          33,417,671
                                                                   ============

Basic net loss per share ..................................        $     (0.003)
                                                                   ============

                       See Notes to Financial Statements

                                                        IHealth Inc.
                                              (A Development Stage Enterprise)
                                        Statement of Changes in Stockholders' Deficit
                             For the Period April 20, 2002 (Inception) through December 31, 2002
____________________________________________________________________________________________________________________________

                                               Common Stock          Additional
                                         ------------------------      Paid-in    Subscription    Accumulated
                                           Shares        Amount        Capital     Receivable       Deficit         Total
                                         ----------    ----------    ----------    ----------     ----------     ----------
Balance, April 20, 2002 (Inception) .             -     $       -    $        -    $        -     $        -     $        -

Proceeds from Initial Public Offering    51,350,000         5,637       133,063             -              -        138,700

Subscription Receivable .............     5,020,000             -             -       (50,200)             -        (50,200)

Net loss ............................             -             -             -             -        (95,707)       (95,707)
                                         ----------    ----------    ----------    ----------     ----------     ----------

Balance, December 31, 2002 ..........    56,370,000    $    5,637    $  133,063    $  (50,200)    $  (95,707)    $   (7,207)
                                         ==========    ==========    ==========    ==========     ==========     ==========


                                              See Notes to Financial Statements

                                                              25

                                  IHealth Inc.
                        (A Development Stage Enterprise)
                             Statement of Cash Flows
       For the Period April 20, 2002 (Inception) through December 31, 2002
________________________________________________________________________________


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss .....................................................     $ (95,707)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation .............................................           160
   Changes in operating assets and liabilities:
       Other liabilities ........................................         5,000
       Accrued payroll ..........................................        74,375
                                                                      ---------

       CASH FLOW USED IN OPERATING ACTIVITIES ...................       (16,171)
                                                                      ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
       Purchases of equipment ...................................          (962)

CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from issuance of common stock ...................       138,700
       Subscription receivable ..................................       (50,200)
                                                                      ---------

       CASH FLOW PROVIDED BY FINANCING ACTIVITIES ...............        88,500
                                                                      ---------

       NET INCREASE IN CASH AND CASH EQUIVALENTS ................        71,366

CASH AND CASH EQUIVALENTS, Beginning ............................             -
                                                                      ---------

CASH AND CASH EQUIVALENTS, Ending ...............................     $  71,366
                                                                      =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Interest paid ................................................     $       -
                                                                      =========

   Income taxes .................................................     $       -
                                                                      =========

                       See Notes to Financial Statements

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

IHealth Inc. ("the Company") is a Delaware corporation, formed in April 2002 and is engaged in the business of being a web-based provider of health related items and services including value-priced nutritional supplements.

BASIS OF PRESENTATION

These financial statements have been prepared assuming the Company will continue as going concern. The Company has suffered losses amounting to $95,000. Currently, the Company is not sufficiently capitalized for its business plan. The factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to raise additional financing through debt or equity in the near future to enable the Company to continue operations for at least one year.


2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

DEVELOPMENT STAGE ENTERPRISE

Due to the start-up nature of the business, the financial statements are being presented as a development stage enterprise pursuant to Statement of Financial Accounting Standards No. 7. The Company is developing the business of being a web-based provider of health related items and services including value-priced nutritional supplements.

REVENUE RECOGNITION

Revenue is recognized when earned, as products are completed and delivered or services are provided to customers.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.

USE OF ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided for over the estimated useful lives of the individual assets using straight-line methods. The estimated useful life of the equipment is three years.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, receivables, and accrued expenses approximate fair value based on the short-term maturity of these instruments.

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


INCOME TAXES

The Company utilizes the liability method of accounting for income taxes as set forth in SFAS 109, "Accounting for Income Taxes." Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The Company has a net operating loss carryforward of approximately $97,000, which expires in the year 2022. The Company has recorded a reserve of $33,000 against the deferred tax asset due to the Company having no profitable operating history. The reconciliation between the statutory federal rate of 34% and the effective federal income tax rate of 0% is an increase to the valuation allowance for the net operating loss carryforward.

LOSS PER SHARE

The Company has adopted SFAS 128, "Earnings per Share." Loss per common share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Stock options were not included in the computation of loss per share for the periods presented because their inclusion is anti-dilutive or their effect is not material.

STOCK BASED COMPENSATION

The Company accounts for employee stock options in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees" and has adopted the disclosure-only option under SFAS No. 123. The Company accounts for non-employee stock transactions in accordance with SFAS No. 123 and EITF 96-18.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the FASB issued FASB Interpretation Number "FIN" No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others," an interpretation of SFAS Nos. 5, 57 and 107, and rescission of FIN No. 34,"Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after March 31, 2002; while, the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of such interpretation on January 1, 2003 did not have a material impact on the Corporation's results of operations, financial position or cash flows.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". This SFAS applies to costs associated with an "exit activity" that does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAS No. 144. These costs include, but are not limited to the following: termination benefits associated with involuntary terminations, terminating contracts that are not capital leases and costs to consolidate facilities or relocate employees. SFAS No. 146 will be effective for exit or disposal activities initiated after December 31, 2002 with early application encouraged. The adoption of SFAS No. 146 is not expected to have a material effect on the Company's financial position, results of operations and cash flows.

During 2002, the FASB issued SFAS No. 145, 147 and 148, which were merely amendments to existing SFAS's or other accounting pronouncements.

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Entities", (FIN No. 46) an interpretation of Accounting Research Bulletin No. 51. FIN No. 46 requires that variable interest entities be consolidated by a company if that company is subject to a majority of the risk and loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. FIN No. 46 requires disclosures about variable interest entities that companies are not required to consolidate but which the company has a significant variable interest. The consolidation requirements will apply immediately for newly formed variable interest entities created after January 31, 2003 and entities established prior to January 31, 2003, in the first fiscal year or interim period beginning after June 30, 2003. The adoption of FIN No. 46 is not expected to have a material impact on our consolidated results of operations and financial position.

In Apirl 2003, the FASB issued Statements of Financial Accounting Standards No. 149 ("SFAS No. 149"), an amendment to SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with initial investments meets the characteristics of a derivative and when a derivative contains a financing component. This SFAS is effective for contracts entered into or modified after June 30, 2003.


3. LEASEHOLD IMPROVEMENTS AND EQUIPMENT

At December 31, 2002, leasehold improvements and equipment consist of the following:

         Equipment ........................................$962
                                                           ----
                                                            962

         Less:  accumulated depreciation .................. 160
                                                           ----
                                                           $802
                                                           ====

Equipment is depreciated over 3 years. Depreciation expense for the year ended December 31, 2002 was $160.


4. ACCRUED LIABILITIES

Included in accrued liabilities is an estimate of $74,375 recorded for payroll liabilities due to senior management of the Company for compensation for the year of 2002.


5. EQUITY TRANSACTIONS

The following equity transactions occurred during the year;

The Company was originally incorporated with the authority to issue 2,000 shares of common stock at a par value of $.01 per share. In 2002, the Company began issuing shares exceeding the authorized shares. These additional shares issued were subject to the Company amending the Company's Certificate of Incorporation to provide for a higher amount of authorized common shares to issue. In February 2003, the Company amended the Certificate of Incorporation regarding the shares authorized to provide the Company with the authority to issue 200,000,000 shares of common stock, par value $.0001. These financial statements reflect the authority to issue the amended authorized shares amount.

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


In April of 2002 the Company issued 42,000,000 shares of common stock to its three founding principle members. These were issued upon the initial formation of the entity by the founding shareholders.

In August 2002, the Company issued stock through a private placement offering. This stock was issued as part of a "Unit" of 150 shares of common stock for $1.50 per share with 3 warrants attached to each Unit. The three warrants included in each Unit was as follows; Series A warrants are for 20 shares at $0.25 per share, Series B warrants are for 50 shares at $0.37 per share and Series C warrants are for 30 shares at $0.50 per share. These warrants expire on July 25, 2006, and are all callable by the Company for $0.0001 per share if the stock exceeds $1.00 trading value per share. The Company sold 59,000 Units through the private placement offer or 8,850,000 of common shares and 59,000 Series A, B and C warrants.

As of December 31, 2002, there were 33,466.67 Units subscribed or 5,020,000 shares and 33,466.67 of Series A, B and C warrants pursuant to the aforementioned private placement offering. As of the date of this audit all subscribed shares had been paid for and issued.


6. WARRANTS

During the year ended December 31, 2002, there were 59,000 Units issued and 33,466.67 Units subscribed pursuant to the private placement offer. These warrants expire on July 25, 2006, and are all callable by the Company for $0.0001 per share if the stock exceeds $1.00 trading value per share. The 59,000 issued Units consisted of 59,000 Series A warrants to purchase 1,180,000 shares of common stock at $.25 per share, 59,000 Series B warrants to purchase 2,950,000 shares of common stock at $.37 per share and 59,000 Series C warrants to purchase 1,770,000 shares of common stock at $.50 per share. The 33,466.67 subscribed Units consisted of 33,466.67 Series A warrants to purchase 669,333 shares of common stock at $.25 per share, 33,466.67 Series B warrants to purchase 1,673,333 shares of common stock at $.37 per share and 33,466.67 Series C warrants to purchase 1,004,000 shares of common stock at $.50 per share.


7. COMMITMENTS AND CONTINGENCIES

Employment Agreements:

The Company has employment contracts with its President and Vice President, which extend through April 2007. These contracts call for salaries of $50,000 each for the contract year ending April 15, 2004, $75,000 each for the contract year ending April 15, 2005, $100,000 each for the contract year ending April 15, 2006, $150,000 for the contract year ending April 15, 2007. Such contracts may be terminated by the Company with or without cause on 30 days notice. In the event these officers resign or are dismissed for cause, their compensation ceases as of the date of termination, but their rights to any other compensation benefits (such as stock options, if any) would be governed by the terms of such plan.

8. AUTHORIZED SHARES

In September 2003, the Company offered a rescission to its investors who had purchased common stock of the Company prior to the actual amendment to the Certificate of Incorporation being filed authorizing for the Company to increase its authorized shares to 200,000,000. All of such investors had waived their rights to the rescission of the original issuance of common stock. These financial statements have been prepared presenting the intended common stock issuances as purchased.

                                  IHealth Inc.
                         (A Development Stage Enterprise)
                                  Balance Sheet
                                  June 30, 2003
                                   (Unaudited)
________________________________________________________________________________


                                     ASSETS
CURRENT ASSETS:
 Cash ............................................................    $  66,613
 Accounts receivable .............................................        3,956
 Inventory .......................................................       11,828
                                                                      ---------
                           Total currents assets .................       82,397

Property and equipment, net ......................................          642

Investments ......................................................        2,500
                                                                      ---------

  TOTAL ASSETS ...................................................    $  85,539
                                                                      =========

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accrued expenses .................................................    $   3,842
Accrued payroll ..................................................      126,875
                                                                      ---------
                         Total current liabilities ...............      130,717

STOCKHOLDERS' DEFICIT
Common stock $.0001 par value authorized 200,0000,000 shares .....            -
60,620,000 shares issued and outstanding .........................        6,062
Additional paid-in capital .......................................      163,459
Accumulated deficit during development stage .....................     (214,699)
                                                                      ---------
  TOTAL STOCKHOLDERS' DEFICIT ....................................      (45,178)
                                                                      ---------

  TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT ....................    $  85,539
                                                                      =========

                       See Notes to Financial Statements.

                                            IHealth Inc.
                                  (A Development Stage Enterprise)
                                      Statement of Operations
                                            (Unaudited)
__________________________________________________________________________________________________

                                                                                     Cumulative
                                             For the period                        For the period
                                             April 20, 2002      For the Six       April 20, 2002
                                              (inception)        Months Ended       (inception)
                                            to June 30, 2002     June 30, 2003    to June 30, 2003
                                              ------------       ------------       ------------
Sales ..................................      $          -       $      6,983       $      6,983
Cost of goods sold .....................                 -              4,267              4,862
                                              ------------       ------------       ------------

  Gross Profit .........................                 -              2,716              2,121

OPERATING EXPENSES
  General and administrative expenses ..            21,875            121,613            216,655
  Depreciation .........................                 -                160                320
                                              ------------       ------------       ------------

  TOTAL OPERATING EXPENSES .............            21,875            121,773            216,975
                                              ------------       ------------       ------------

  OTHER INTEREST INCOME ................                 -                 65                155
                                              ------------       ------------       ------------

  Net loss before income taxes .........           (21,875)          (118,992)          (214,699)
                                              ------------       ------------       ------------

  Income taxes .........................                 -                  -                  -
                                              ------------       ------------       ------------
NET LOSS ...............................      $    (21,875)      $   (118,992)      $   (214,699)
                                              ------------       ------------       ------------

Weighted average number of common shares
  outstanding ..........................        42,500,000         58,495,000
                                              ============       ============

Basic net loss per share ...............      $     (0.000)      $     (0.002)
                                              ============       ============


                                 See Notes to Financial Statements.

                                                 32

                                                        IHealth Inc.
                                             ( A Development Stage Enterprise )
                                       Statement of changes in Stockholders' Deficit
                                 For the Period April 20, 2002 (Inception) to June 30, 2003
                                                         (Unaudited)
____________________________________________________________________________________________________________________________

                                               Common Stock          Additional
                                         ------------------------      Paid-in    Subscription    Accumulated
                                           Shares        Amount        Capital     Receivable       Deficit         Total
                                         ----------    ----------    ----------    ----------     ----------     ----------
Balance, April 20, 2002 (Inception) .             -    $        -    $        -    $        -     $        -     $        -

Proceeds from Initial Public Offering     1,350,000         5,637       133,063             -              -        138,700

Subscription Receivable .............     5,020,000             -             -       (50,200)             -        (50,200)

Net loss ............................             -             -             -             -        (95,707)       (95,707)
                                         ----------    ----------    ----------    ----------     ----------     ----------

Balance, December 31, 2002 ..........    56,370,000    $    5,637    $  133,063    $  (50,200)    $  (95,707)    $   (7,207)

Payment of subscription receivable ..             -             -             -        50,200              -         50,200

Sale of common stock ................     4,250,000           425        30,396             -              -         30,821

Net Loss ............................             -             -             -             -       (118,992)      (118,992)
                                         ----------    ----------    ----------    ----------     ----------     ----------

Balance June 30, 2003 ...............    60,620,000    $    6,062    $  163,459    $        -     $ (214,699)    $  (45,178)
                                         ==========    ==========    ==========    ==========     ==========     ==========


                                             See Notes to Financial Statements.

                                                             33

                                                Ihealth Inc.
                                      (A Development Stage Enterprise)
                                           Statement of Cash Flows
                                                 (Unaudited)
___________________________________________________________________________________________________________

                                                                                               Cumulative
                                                         For the Period                      For the Period
                                                         April 20, 2002      For the Six     April 20, 2002
                                                         (Inception) to     Months Ended     (Inception) to
                                                          June 30, 2003     June 30, 2003    June 30, 2002
                                                         --------------     -------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss .........................................        $ (21,875)        $(118,992)        $(214,699)
  Adjustments to reconcile net loss to net cash
   used in operating activities
    Depreciation ...................................                -               160               320
  Changes in operating assets and liabilities
    Increase in accounts receivable ................                -            (3,956)           (3,956)
    Increase in inventory ..........................                -           (11,828)          (11,828)
    Other liabilities ..............................                -            (5,000)                -
    Accrued expenses ...............................                -             3,842             3,842
    Accrued payroll ................................           21,875            52,500           126,875
                                                            ---------         ---------         ---------

    CASH FLOWS USED IN OPERATING ACTIVITIES ........                -           (83,274)          (99,446)
                                                            ---------         ---------         ---------

  INVESTING ACTIVITIES:
    Purchase of equipment ..........................                -                 -              (962)
    Purchase of investment .........................                -            (2,500)           (2,500)
                                                            ---------         ---------         ---------
    CASH FLOWS USED BY INVESTING ACTIVITIES ........                -            (2,500)           (3,462)
                                                            ---------         ---------         ---------

  CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of common stock .........                -            30,821           169,521
    Receipt of payment for stock subscription ......                -            50,200                 -
                                                            ---------         ---------         ---------

  CASH FLOWS FROM FINANCING ACTIVITIES .............                -            81,021           169,521
                                                            ---------         ---------         ---------

  NET INCREASE IN CASH AND CASH EQUIVALENTS ........                -            (4,753)           66,613

  CASH AND CASH EQUIVALENTS, Beginning .............                -            71,366                 -
                                                            ---------         ---------         ---------

  CASH AND CASH EQUIVALENTS, Ending ................        $       -         $  66,613         $  66,613
                                                            =========         =========         =========

  SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
  Interest paid ....................................        $       -         $       -
                                                            =========         =========
  Income taxes .....................................        $       -         $       -
                                                            =========         =========

                                     See Notes to Financial Statements.

                                                     34

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

IHealth Inc. ("the Company") is a Delaware corporation, formed in April 2002 and is engaged in the business of being a web-based provider of health related items and services including value-priced nutritional supplements.

INTERIM FINANCIAL STATEMENTS

The accompanying financial statements (unaudited) for the six months ended June 30, 2003, have been prepared in accordance with generally accepted accounting principles for interim financial information and, in the opinion of the Company, include all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of the Company's financial position, results of operations and cash flow as of the dates and periods presented. The results for the six months ended June 30, 2002 are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial information and footnotes thereto included in the Ihealth Inc. ("IHealth" or the "Company") audited financial statements for the year ended December 31, 2002.


2. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

DEVELOPMENT STAGE ENTERPRISE

Due to the start-up nature of the business, the financial statements are being presented as a development stage enterprise pursuant to Statement of Financial Accounting Standards No. 7. The Company is developing the business of being a web-based provider of health related items and services including value-priced nutritional supplements.

NEW ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued Statements of Financial Accounting Standards No. 150 ("SFAS No. 150"), SFAS No. 150 established standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This SFAS is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of SFAS No. 150 will not have a material effect on the financial statements. We will adopt SFAS No. 150 in the third quarter of fiscal 2003.

LOSS PER SHARE

The Company has adopted SFAS 128, "Earnings per Share." Loss per common share are computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. The Company does not have any stock options outstanding and since there was a basic loss per share for the periods presented because their inclusion, if applicable, would have had an anti-dilutive effect.

                                  IHEALTH, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
________________________________________________________________________________


3. ACCRUED LIABILITIES

Included in accrued liabilities is an estimate of $126,875 recorded for payroll liabilities due to senior management of the Company for compensation for the period ended June 30, 2003.


4. EQUITY TRANSACTIONS

In August 2002, the Company issued stock through a private placement offering. This stock was issued as part of a "Unit" of 150 shares of common stock for $1.50 per share with 3 warrants attached to each Unit. The three warrants included in each Unit was as follows; Series A warrants are for 20 shares at $0.25 per share, Series B warrants are for 50 shares at $0.37 per share and Series C warrants are for 30 shares at $0.50 per share. These warrants expire on July 25, 2006, and are all callable by the Company for $0.0001 per share if the stock exceeds $1.00 trading value per share. Cumulatively, the Company sold 120,800 Units through this private placement offer or 18,120,000 of common shares and 120,800 Series A, B and C warrants. During 2003, the Company sold 28,333.33 of such cumulative Units sold.

In February 2003, the Company amended the Certificate of Incorporation regarding the shares authorized to provide the Company with the authority to issue 200,000,000 shares of common stock, par value $.0001.


5. WARRANTS

The 120,800 issued Units consisted of 120,800 Series A warrants to purchase 2,416,000 shares of common stock at $.25 per share, 120,800 Series B warrants to purchase 6,040,000 shares of common stock at $.37 per share and 120,800 Series C warrants to purchase 3,624,000 shares of common stock at $.50 per share.

6. AUTHORIZED SHARES

In September 2003, the Company offered a rescission to its investors who had purchased common stock of the Company prior to the actual amendment to the Certificate of Incorporation being filed authorizing for the Company to increase its authorized shares to 200,000,000. All of such investors had waived their rights to the rescission of the original issuance of common stock. These financial statements have been prepared presenting the intended common stock issuances as purchased.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 78.751 of the Delaware General Corporation Law, provides as follows:

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper under the circumstances. The determination must be made:

         (a) By the stockholders;

         (b) By the board of Directors by majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding;

         (c) If a majority vote of a quorum consisting of Directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or

         (d) If a quorum consisting of Directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than Directors or officers may be entitled under any contract or otherwise by law.

         6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any Director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         (b) Continues for a person who has ceased to be a Director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         The Board of Directors may cause the Registrant to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Registrant would have the power to indemnify such person.

         The indemnification provisions above provided shall include, but not be limited to, reimbursement of all fees, including amounts paid in settlement and attorneys' fees actually and reasonably incurred, in connection with the defense or settlement of any action or suit if such party to be indemnified acted in good faith and in a matter reasonably believed to be in or not opposed to the best interests of the Registrant. Indemnification may not be made for any claim, issue or matter as to which the person claiming after exhaustion of all appeals therefrom to be liable to the Registrant or for amounts paid in settlement to the Registrant unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses payable by the Company in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee......................................... $    53
Legal and Consulting Fees and Expenses(1),(2) ..........................  20,000
Accounting Fees and Expenses(2).........................................   7,500
Financial Printing(2)...................................................   3,000
Transfer Agent Fees(2)..................................................   1,250
Blue Sky Fees and Expenses(2)...........................................     750
Miscellaneous(2)........................................................   2,000
                                                                         -------
         TOTAL.......................................................... $34,553
 ----------
(1) Includes that portion of consulting fees paid with 1,000,000 shares of stock, valued at $.01 per share, attributable to this registration.
(2) Estimated.

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         Securities of the registrant sold by it within the past three years which were not registered under the Securities Act of 1933 appear below. All references in this registration statement to the number of shares authorized, issued, or outstanding have been stated as though the increase in IHealth's authorized stock effected by the charter amendment filed February 19, 2003, had been effective from inception.

         1. To founders.

         (a) In April 2002, the registrant issued 42,500,000 shares of its common stock to its three founders.

         (b) There was no underwriter.

         (c) Such shares were issued in consideration of monies payable to such founders for expenses and compensation amounting to $4,250 (par value).

         (d) The above-described transaction was exempt from registration by virtue of Section 4(2) of the Securities Act of 1933, in that it was a transaction by an issuer not involving any public offering, there being only three investors, all of whom were founders and officers of the registrant who had access to all material information about the issuer.

         2. To accredited investors.

         (a) Between August 2002 and April 2003, the registrant issued 120,800 units to 37 accredited investors, each unit consisting of 150 shares of common stock, a Series A warrant to purchase 20 shares at $0.25 per share, a Series B warrant to purchase 50 shares at $0.37 per share, and a Series C warrant to purchase 30 shares at $0.50 per share, at a purchase price of $1.50 per unit.

         (b) Granite Financial Group, Inc., a registered broker-dealer, acted as placement agent in this offering.

         (c) Such shares were issued for cash in the total amount of $158,499.

         (d) The above-described transaction was exempt from registration by virtue of Sections 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 of Regulation D, in that it was a transaction by an issuer not involving any public offering, all investors having been accredited investors. Each of the investors
(a) had access to business and financial information concerning IHealth Inc.,
(b) represented that they were acquiring the shares for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws, and (c) were accredited investors. No general solicitation or advertising was used in connection with the offering and the certificates evidencing the shares that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. None of the foregoing warrants have been exercised as of the date hereof.

         3. To consultant.

         (a) In September 2003, the registrant issued 1,000,000 shares of its common stock to a financial consultant for services.

         (b) There was no underwriter.

         (c) Such shares were issued in consideration of monies payable to such consultant for expenses and compensation valued at $10,000.

         (d) The above-described transaction was exempt from registration by virtue of Section 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 of Regulation D, in that it was a transaction by an issuer not involving any public offering, there being only one investor, a consultant to the registrant who had access to all material information about the issuer.

         4. To two individuals.

         (a) In September/October 2003, the registrant issued 10,000,000 shares of its common stock to two accredited investors.

         (b) There was no underwriter.

         (c) Such shares were issued in consideration of $100,000 cash.

         (d) The above-described transaction was exempt from registration by virtue of Section 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 of Regulation D, in that it was a transaction by an issuer not involving any public offering, there being only two investors, each of whom was an accredited investor who had access to all material information about the issuer.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.  Description of Document

   3.1(a)    Certificate of Incorporation of IHealth, Inc. filed April 1, 2002

   3.1(b) Certificate of Amendment to Certificate of Incorporation filed February 19, 2003

   3.2       By-laws of IHealth, Inc. adopted April 10, 2002

   4.1       Form of common stock certificate

   4.2       Form of Series A Warrant

   4.3       Form of Series B Warrant

   4.4       Form of Series C Warrant

   4.5       Registration Rights Agreement accompanying units sold in 2003

     5       Opinion of Don A. Paradiso, P.A.

  10.1       Employment agreement with Brian S. John dated April 15, 2002

  10.2       Employment agreement with Richard A. Miller dated April 15, 2002

  10.3 Compensation agreement with CFO Consulting Services, Inc. dated September 8, 2003

  23.1       Consent of Don A. Paradiso, P.A.

  23.2       Consent of Radin, Glass & Co., LLP

ITEM 28. UNDERTAKINGS

         The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boca Raton, Florida on October 7, 2003.

                                        IHEALTH, INC.

                                        By: /s/ BRIAN S. JOHN
                                            --------------------------------
                                            Brian S. John, President, Chief
                                            Executive Officer, and Principal
                                            Financial and Accounting Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                         TITLE                         DATE
    ---------                         -----                         ----

 /s/ BRIAN S. JOHN           Chief Executive Officer,         October 7, 2003
 -----------------           President and Director
 Brian S. John               (Principal Executive Officer
                             and Principal Accounting
                             Officer)

 /s/ RICHARD A. MILLER       Vice President, Chief            October 7, 2003
 ---------------------       Operating Officer and Director
 Richard A. Miller

 /s/ FRANK BENEDETTO JR.     Secretary, Treasurer             October 7, 2003
 -----------------------     and Director
 Frank Benedetto Jr.